Exhibit 99.2

CliftonLarsonAllen LLP CLAconnect.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-33094, 333-97249, and 333-149828 on Form S-8 of our report dated June 24, 2022 appearing in this Annual Report on Form 11-K of National Grid USA Companies’ Incentive Thrift Plan for the year ended December 31, 2021.

/s/ CliftonLarsonAllen LLP

CliftonLarsonAllen LLP

Minneapolis, Minnesota

June 24, 2022

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